Exhibit 5.2

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

November 14, 2017

Andeavor Logistics LP

Tesoro Logistics Finance Corp.

c/o Andeavor Logistics LP

19100 Ridgewood Parkway

San Antonio, Texas 78259

Re:	Rendezvous Pipeline Company, LLC – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Andeavor Logistics LP, a Delaware limited partnership (“Andeavor”), with respect to its indirect subsidiary Rendezvous Pipeline Company, LLC, a Colorado limited liability company (“Rendezvous”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), by Andeavor and Tesoro Logistics Finance Corp., a Delaware corporation (together with Andeavor, the “Issuers”), and certain direct and indirect wholly-owned subsidiaries of Andeavor listed as co-registrants thereto, including Rendezvous (collectively, the “Guarantors”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)	common units representing limited partner interests of Andeavor;

(ii)	preferred units representing limited partner interests of Andeavor;

(iii)	the Issuers’ senior debt securities (the “Debt Securities”); and

(iv)	guarantees of the Debt Securities by the Guarantors (including the related provisions of the Indenture (as defined below), the “Debt Securities Guarantees”).

The Debt Securities are to be issued pursuant to an Indenture to be entered into among the Issuers, the Guarantors, and U.S. Bank National Association, as indenture trustee (the “Trustee,” and such indenture, the “Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Indenture, Debt Securities and Debt Securities Guarantees (collectively, the “Documents”), and such other documents, corporate records, certificates of officers of the

Andeavor Logistics, LP

November 14, 2017

Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations set forth herein, we are of the opinion that:

1. Rendezvous is a validly existing limited liability company in good standing under the laws of the State of Colorado, and has all requisite limited liability company power to authorize, execute and deliver the Documents to which it will be a party and to perform its obligations thereunder.

2. The authorization, execution and delivery by Rendezvous of the Documents to which it is a party and the performance of its obligations thereunder:

(i) will not violate the articles of organization or operating agreement of Rendezvous; and

(ii) will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Colorado under, any law, rule or regulation of the State of Colorado applicable to Rendezvous that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Registration Statement.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Colorado. This opinion is limited to the effect of the current state of the laws of the State of Colorado and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding any state securities laws or regulations.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents,

Andeavor Logistics, LP

November 14, 2017

we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP